Exhibit 8(d)

                      MASTER-FEEDER PARTICIPATION AGREEMENT

      THIS AGREEMENT is made as of the _____ day of _______, 2000, between Alpha Select Funds (the "Trust") on behalf of its Target Select Equity Fund portfolio, SEI Investments Distribution Co., the Trust's distributor (the "Distributor"), Mercury Target Select Equity Fund, Inc. (the "Fund") and Fund Asset Management, L.P., the administrator of the Fund ("FAM" or the "Administrator").

                              W I T N E S S E T H:

      WHEREAS, the Trust has registered with the Securities and Exchange Commission ("SEC") as an open-end series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the units of beneficial interest of the Trust may be divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets; and

      WHEREAS, the Trust has established a series, the Target Select Equity Fund (the "Portfolio"), and has registered with the SEC offers and sales of shares issued by the Portfolio under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Fund has registered with the SEC as an open-end series management investment company under the 1940 Act; and

      WHEREAS, the Fund intends to meet its investment objective by investing in Class I shares of the Portfolio; and

      WHEREAS, the Trust is willing to sell Class I shares of the Portfolio to the Fund on the terms and conditions hereafter set forth;

      NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1
                                 Sale of Shares

      1.1 Sale of Shares. By placing orders through the Distributor, the Fund will invest its cash or other investable assets in the Portfolio. In exchange therefor, the Trust will issue to the Fund Class I Shares of the Portfolio equal in value to the assets of the Fund conveyed to the Portfolio (based on the net asset value of the Portfolio, as calculated in accordance with the Trust's then-current registration statement). The Fund may add to or reduce its investment in the Portfolio from time to time. Class I Shares of the Portfolio shall be ordered in such quantities and at such times as determined by the

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Administrator to be necessary to meet the investment objectives of the Fund. The trustees of the Trust (the "Trustees") may refuse to sell shares of the Portfolio to the Fund, or suspend or terminate the offering of shares of the Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio; provided, however, that such latter discretionary refusal or suspension shall not be effective on less than 30 days notice to the Administrator.

      1.2 Redemption of Shares. Subject to Section 1.3 of this Agreement, the Trust will redeem any full or fractional Class I Shares of the Portfolio when requested by the Administrator in accordance with the operational procedures mutually agreed to by the Trust (or the Distributor on behalf of the Trust) and the Administrator from time to time and the provisions of the Trust's then-current registration statement.

      1.3 Purchase and Redemption Procedures. The valuation time of the Portfolio as described in its registration statement (the "Portfolio Valuation Time") shall govern the pricing of purchases and redemptions by investors in the Fund. Purchase and redemption orders transmitted by the Fund to the Distributor shall be accepted by the Portfolio and priced as of the Portfolio Valuation Time next occurring after receipt by the Administrator (the "Relevant Portfolio Valuation Time") of investor instructions reflected in such purchase and redemption orders, provided that: (1) the Fund certifies that such orders reflect investor instructions received in good order prior to the Relevant Portfolio Valuation Time, and (2) such orders are received by the Distributor prior to 9:00 a.m. Eastern Time on the Business Day following the Relevant Portfolio Valuation Time. Any purchase or redemption instruction for Shares of the Fund received from a Fund shareholder, on any Business Day, after the Portfolio Valuation Time on such Business Day shall be deemed received prior to the Portfolio Valuation Time on the following Business Day. "Business Day" shall mean any day on which the Trust calculates a net asset value for Shares of the Portfolio pursuant to the rules of the SEC. Purchase and redemption orders shall be provided to the Trust in such written or electronic form as the Trust may establish upon prior notice to the Administrator. The Distributor, acting on behalf of the Trust, may reject purchase and redemption orders that are not in proper form. In the event that the Administrator requests, and the Trust agrees, to use a form of written or electronic communication which is not capable of recording the time, date and recipient of any communication and confirming good transmission, the Administrator, on behalf of the Fund, shall be responsible (i) for confirming with the Trust that any communication sent by the Administrator was in fact received by the Trust in proper form, and (ii) for the effect of any delay in the Trust's receipt of such communication in proper form. The Trust shall be entitled to rely, and shall be fully protected from all liability in acting, upon the instructions of the persons named in the list of authorized individuals attached hereto as Schedule A, or any subsequent list of authorized individuals provided to the Trust by the Administrator in such form, without being required to determine the authenticity of the authorization or the authority of the persons named therein.


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

      1.4 Payment. Purchase orders that are transmitted to the Distributor in accordance with Section 1.3 of this Agreement shall be paid for no later than 12:00 noon, Eastern time, on the Business Day next succeeding the Business Day of the Relevant Portfolio Valuation Time used for the pricing of the orders. Payments shall be made in federal funds transmitted by wire. In the event that the Fund shall fail to pay in a timely manner for any purchase order validly received by the Distributor pursuant to Section 1.3 of this Agreement (whether or not such failure is the fault of the Fund or the Administrator), the Administrator shall hold the Trust harmless from any losses reasonably sustained by the Trust as the result of acting in reliance on such purchase order.

      1.5 Share Ownership. Issuance and transfer of the Portfolio's Class I Shares will be by book entry only. Stock certificates will not be issued to the Fund.

      1.6 Tax Information. The Trust shall furnish prompt notice to the Administrator of any income, dividends or capital gain distribution payable on Class I Shares of the Portfolio. The Fund hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio's Class I Shares in additional Class I Shares of the Portfolio. The Trust shall notify the Administrator of the number of Class I Shares so issued as payment of such dividends and distributions. The Trust shall furnish to the Administrator information regarding the Fund's allocable share of income, gain, loss, deduction and credit of the Portfolio, as determined for federal income tax purposes.

      1.7 Net Asset Value. The Trust shall make the net asset value per share of the Portfolio available to the Administrator on a daily basis as soon as reasonably practical after such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern time.

      1.8 Conditions Precedent. The obligations of each party hereto to consummate the transactions provided for herein are subject to all presentations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby.

                                    Article 2
                                Other Obligations

      2.1 Statements Regarding the Portfolio. The Administrator or the Fund shall not give any information or make any representations or statements on behalf of or concerning the Trust or the Portfolio, or concerning their investment advisers, in connection with the sale of the Fund, other than information or representations contained in and accurately derived from the registration statement for the Portfolio's Class I Shares (as such registration statement may be amended or supplemented from time to time), reports of the Trust, or in sales literature or other promotional material approved by the Distributor or its designee, except with the written permission of the Distributor or its


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

designee. The Administrator will furnish to the Distributor, prior to filing, drafts of amendments to its registration statement or other filings with the SEC which reference the Trust or the Portfolio, and, upon the request of the Distributor, any advertising or sales literature relating to the Fund.

      2.2 Statements Regarding the Fund. The Distributor shall not give any information or make any representations or statements on behalf of or concerning the Fund or the Administrator, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Fund (as such registration statement and prospectus may by amended or supplemented from time to time), or in materials approved by the Administrator for distribution including sales literature or other promotional materials, except with the written permission of the Administrator. The Trust will furnish to the Administrator, prior to filing, drafts of any filings with the SEC, and, upon the Administrator's request, will cause the Distributor to furnish to the Administrator any advertising or sales literature produced by the Distributor.

      2.3 Access to Certain Portfolio Information. The Trust shall provide the Administrator or such other designee of the Fund as the Fund shall determine, with copies of all materials distributed to the Trustees in connection with the Portfolio.

                                    Article 3
                Representations, Warranties and Acknowledgements

      3.1 Representations, Warranties and Acknowledgements of the Fund. The Fund represents, warrants and acknowledges that:

      (a) Organization. The Fund is duly organized and validly existing under the laws of Maryland. The Fund has the requisite power and authority to own property and conduct business as proposed to be conducted pursuant to this Agreement.

      (b) 1933 Act Registration. The Fund has duly filed all registration statements and other documents (collectively, "SEC Filings") required to be filed under the 1933 Act in connection with the registration of its shares. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) 1940 Act Registration. The Fund is duly registered as an open-end management investment company under the 1940 Act. The Fund's 1940 Act registration statement was prepared in accordance with the requirements of the SEC, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein


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

            or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Fund will furnish to the Distributor, promptly following filing, any amendments to the Fund's 1940 Act registration statement that relate to the Trust.

      (d) Proxy Voting. On any matter in which a vote of holders of Class I Shares of the Portfolio is sought, with respect to which the Fund is entitled to vote, the Fund will either seek instructions from the holders of the Fund's securities and vote on the matter in accordance with such instructions, or the Fund will vote the Class I Shares of the Portfolio held by it in the same proportion as the vote of all other holders of Class I Shares of the Portfolio.

      (e) Other Shareholders. Class I Shares of the Portfolio are offered to other parties, and that purchase and redemption activity by such other parties may affect the investment results of the Portfolio.

      (f) In-Kind Redemption. If the Fund desires to redeem all of its Class I Shares of the Portfolio, unless otherwise mutually agreed to by the parties hereto, the Portfolio may effect such redemption "in kind" in accordance with the in-kind redemption procedures adopted by the Trust's Board of Trustees.

      (g) Exclusive Master-Feeder Relationship. The Fund represents that its registration statements under the 1933 Act and the 1940 Act will not relate to any series of the Fund that does not invest its assets exclusively in Shares of the Portfolio in a master-feeder structure.

      3.2 Representations and Warranties of the Trust. The Trust represents, warrants and acknowledges that:

      (a) Organization. The Trust is duly organized and validly existing under the laws of the State of Delaware as a business trust. The Portfolio is a duly and validly designated series of the Trust and has the requisite power and authority to own property and conduct their business as proposed to be conducted pursuant to this Agreement.

      (b) 1933 Act Registration. The Trust on behalf of the Portfolio has duly filed all SEC Filings required to be filed under the 1933 Act in connection with the registration of Shares of the Portfolio. Such filings were prepared in accordance with applicable requirements of the 1933 Act and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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

      (c) 1940 Act Registration. The Trust is duly registered as an open-end management investment company under the 1940 Act. The Trust's 1940 Act registration statement was prepared in accordance with the requirements of the SEC, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Trust will furnish to the Administrator, promptly following filing, any amendments to the Trust's 1940 Act registration statement that relate to the Portfolio.

      (d) Tax Status. The Portfolio is taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE 4
                                 Indemnification

      4.1 Indemnification by the Fund. The Fund agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively the "Indemnified Parties" for purposes of this Article 4, each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or common law or otherwise, insofar as such Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Fund or in sales literature generated or approved by the Administrator or the Fund (or any amendment or supplement to any of the foregoing) (collectively, "Fund Documents" for the purposes of this Article
      4), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Administrator or the Fund by or on behalf of the Trust for use in Fund Documents or otherwise for use in connection with the sale of shares of the Fund; or


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

            (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents (as defined in Section 4.2(a) below)) or wrongful conduct of the Administrator, the Fund or persons under their control, with respect to the sale or acquisition of shares of the Fund; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Administrator or the Fund; or

            (d) arise out of or result from any failure by the Administrator to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

      4.2 Indemnification by the Trust. The Trust agrees to indemnify and hold harmless the Administrator, the Fund and each of their respective directors, officers, employees and agents and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article 4 each of whom, to the extent not a party to this Agreement, shall be a third-party beneficiary hereof) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which such Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

            (a) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained in the registration statement for the Trust (or any amendment or supplement thereto) or in sales literature approved by the Trust or its designee (but solely with respect to statements regarding the Trust), (collectively, "Trust Documents" for the purposes of this Article 4), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not


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

      apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Administrator or the Fund for use in Trust Documents or otherwise for use in connection with the sale of shares of the Fund; or

            (b) arise out of or result from statement or representations (other than statements or representations contained in and accurately derived from Fund Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of shares of the Fund; or

            (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Administrator or the Fund by or on behalf of the Trust; or

            (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

            (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

      4.3 Contribution. If the indemnification provided for in this Section 4 is for any reason, other than pursuant to the terms thereof, held to be unavailable or insufficient to an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying and Indemnified Parties in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits received by the indemnifying and Indemnified Parties from the transactions at issue. The Trust, the Fund and the Administrator agree that it would not be just and equitable if contribution pursuant to this subsection 4.3 were determined by pro rata allocation or by any other method of allocation not taking into


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account the equitable  considerations referred to above in this subsection.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      4.4 Bad Faith. Neither the Administrator, the Fund nor the Trust shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      4.5 Notice. Neither the Administrator, the Fund nor the Trust shall be liable under the indemnification provisions of Section 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party against whom indemnification is sought in writing within five business days after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability that it may have to the Indemnified Party in the absence of Sections 4.1 and 4.2.

      4.6 Participation. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                                    ARTICLE 5
                                   Termination

      5.1 Termination without Cause. This Agreement may be terminated by either party for any reason, without the payment of any penalty, by three (3) months' advance written notice to the other party (the "Notice Period"), provided that such termination


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

shall be effective upon the later of (a) the end of the Notice Period and (b) full redemption by the Fund of any interests held in the Portfolio.

      5.2 Termination by the Trust for Cause. This Agreement may be terminated without prior notice, at the option of the Trust, upon any finding or ruling against the Fund by a court or the NASD, the SEC, or any other regulatory body regarding the Fund's duties under this Agreement or related to the sale of shares of the Fund, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Trust's reasonable judgment, materially impair the Administrator's or the Fund's ability to meet and perform its obligations and duties hereunder.

      5.3 Termination by the Fund for Cause. This Agreement may be terminated without prior notice, at the option of the Fund, upon any finding or ruling against the Trust or the Distributor by a court or the NASD, the SEC, or any other regulatory body regarding the Trust's duties under this Agreement or related to the sale of interests in the Portfolio, or any settlement of any proceedings or undertaking to any regulatory body that would, in the Fund's reasonable judgment, materially impair the Trust's or the Distributor's ability to meet and perform its obligations and duties hereunder.

      5.4 Termination due to Material Adverse Circumstance. This Agreement may be terminated by any party, at its option, if such party shall reasonably determine, in its sole judgment exercised in good faith, that either (1) the Fund or the Trust, as the case may be, shall have suffered a material adverse change in its business or financial condition or (2) the Fund or the Trust, as the case may be, shall have been the subject of adverse publicity that is likely to have a material adverse impact upon the business and operations of such other party.

      5.5 Date of Termination. In the event of a termination of this Agreement pursuant to Sections 5.2, 5.3 or 5.4, the parties shall promptly in good faith mutually agree on a date on which the Fund will redeem all interests held by it in the Portfolio, and this Agreement shall terminate on the next day following such date.

      5.6 Survival. The provisions of Article 4 shall survive the termination of this Agreement.

                                    ARTICLE 6
                                     Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:

            Mercury Target Select Equity Fund, Inc.
            800 Scudders Mill Road


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

            Plainsboro, New Jersey  08536
            Attention:  Allan J. Oster, Esq.

      If to the Administrator:

            Fund Asset Management, L.P.
            800 Scudders Mill Road
            Plainsboro, New Jersey  08536
            Attention:  General Counsel

      If to the Trust:

            Alpha Select Funds
            1235 Westlakes Drive, Suite 350
            Berwyn, Pennsylvania 19312-2414

      If to the Distributor:

            SEI Investments Distribution Co.
            One Freedom Valley Drive
            Oaks, Pennsylvania 19456

                                    ARTICLE 7
                                  Miscellaneous

      7.1 Headings and Captions. The headings and captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      7.2 Expenses. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      7.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      7.4 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      7.5 Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof, and shall be subject to the provisions of the 1933 and 1940 Acts, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

      7.6 Governmental Authorities. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC and the NASD) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party shall use its best efforts to provide the other party with reasonable notice of any governmental investigation or inquiry relating to this Agreement or the transactions contemplated hereby of which it has knowledge.

      7.7 Cumulative Rights and Remedies. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      7.8 Non-Exclusivity. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

      7.9   Non-Assignability.   Neither  this   Agreement  nor  any  rights  or
obligations hereunder may be assigned by either party without the prior written approval of the other party.

      7.10 Amendment. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

      7.11 No Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                       ALPHA SELECT FUNDS on behalf of
                                       TARGET SELECT EQUITY FUND

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       SEI INVESTMENTS DISTRIBUTION CO.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       MERCURY TARGET SELECT EQUITY FUND, INC.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       FUND ASSET MANAGEMENT, L.P.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                   Schedule A

      Persons Authorized to Act on Behalf of the Mercury Target Select Equity Fund, Inc.

      Alpha Select Funds and its agents are authorized to rely on instructions from the following individuals on behalf of the Fund:

         Name                                             Signature
         ----                                             ---------

                                               ______________________________

                                               ______________________________

                                               ______________________________


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